This **AGREEMENT** is made and entered into this **20th day of March, 2008** by and between **CX2 Technologies, Inc.**, 3700 Airport Road, Suite 410B, Boca Raton, Florida 33431 ("CX2"), a Nevada Corporation and, **ESP Wireless Technology Group, Inc.**, 8330 South Madison Street, Suite 15, Burr Ridge, Illinois 60527,("ESP"), an Illinois Corporation,

WHEREAS, CX2 and ESP both agree to dissolve their prior Term Agreement dated the 7th day of June, 2006.

WHEREAS, with the payment of CX2 check # 1001 in the amount of Nine Thousand Seven Hundred and Eighty Seven Dollars and Thirteen Cents ($9,787.13), CX2 has satisfied payment to ESP and no further payments are due from the above mentioned Term Agreement:

WHEREAS, ESP will bill CX2 Six Hundred and Fifty Dollars per month ($650.00) starting March 1, 2008 for site rent at Sears Tower, and Two Hundred Eighty Nine ($289.00) for the static IP address used to control the transmitter at Sears Tower.

WHEREAS, CX2 and ESP agree to a 50/50 split of all recurring revenues generated on the CX2 station located at Sears Tower,

WHEREAS, CX2 engineer Mike Ponschke has access to the CX2 Network Operation Switch located at the ESP facility in Burr Ridge, Illinois and:

This document constitutes the entire agreement between the parties with regard to this subject matter hereof and supersedes all prior negotiations and documents, whether written or oral. This agreement may be amended only by a written document executed by authorized representatives of both parties.

CX2 Technologies, Inc.	**ESP Wireless Technology Group, Inc.**
By: [signature]	By: [signature]
Print Name: Michael Rand	Print Name: Michael M. Smith
Title: President /CEO	Title: VP/GM/Principal
Date: 3. 24. 08	Date: 03.24.08